EXHIBIT 2.2

                            Exhibit C-1 to Agreement
                               and Plan of Merger


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                    KIRI INC.

                                   ----------


                                  ARTICLE FIRST

                               Name of Corporation

           The name of the corporation is AT&T Latin America, Inc. (the "Corporation").

                                 ARTICLE SECOND

                     Registered Office and Registered Agent

           The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE THIRD

                                     Purpose

           The purpose of the Corporation is to engage in the business of providing telecommunications services and related or incidental activities in the Territory. "Territory" means Antigua and Barbuda, Argentina, Bahamas, Barbados, Bolivia, Brazil, Chile, Colombia, Dominica, Dominican Republic, Ecuador, Grenada, Guyana, Haiti, Jamaica, Panama, Paraguay, Peru, Saint Lucia, Saint Vincent and the Grenadines, Suriname, St. Kitts and Nevis, Trinidad and Tobago, Uruguay and Venezuela.


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                                       2

                                 ARTICLE FOURTH

                                  Capital Stock

           A. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 460,000,000 shares consisting of: (1) 300,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (2) 150,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and (3) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). Except as otherwise provided herein, the number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for issuance upon reclassification or conversion of the Class B Common Stock or any series of Preferred Stock, or upon the exercise of outstanding options, warrants or other instruments or securities outstanding from time to time that are convertible into, or exchangeable for Common Stock or Preferred Stock) by the affirmative vote of a majority of the combined voting power of outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto). This paragraph A of Article FOURTH shall not in any way limit the provisions of
Section 242(b)(1) of the General Corporation Law of the State of Delaware other than with respect to the elimination of any class vote that would otherwise be required pursuant to Section 242(b)(2).

           B. The Board of Directors shall have the full authority permitted by law, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series and to determine by resolution or resolutions the following provisions, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions, of the shares of any such series of Preferred Stock:

           (1) the designation of such series (which may be by distinguishing number, letter or title), the number of shares to constitute such series (which number the Board of Directors may thereafter increase or decrease (but not below the number of shares thereof then outstanding) and the stated or liquidation value thereof, if different from the par value thereof;


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                                       3

           (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

           (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of capital stock or any other series of Preferred Stock;

           (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series, or upon the occurrence of a specified event and, if so, the times, prices and other terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed and the securities or other property payable on such redemption, if any;

           (5) the amount or amounts payable on, if any, and the preferences, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation;

           (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

           (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class of capital stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

           (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of any other class of capital stock or any other series of Preferred Stock;


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           (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of capital stock;

           (10) the ranking (be it pari passu, junior or senior) of each series vis-a-vis any other class of capital stock or series of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

           (11) any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of such series of Preferred Stock, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the General Corporation Law of the State of Delaware.

           C. The powers, preferences and relative, participating, optional or other special rights, if any, of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

           D. Subject to the other provisions of this Article FOURTH and actions taken by the Board of Directors pursuant to this Article FOURTH:

           (1) The holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends or other distributions payable in cash, capital stock or otherwise, when, as and if declared by the Board of Directors at any time or from time to time, out of funds legally available for the payment thereof, and shall share equally on a per share basis in all such dividends or other distributions. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that if a dividend or other distribution payable in shares of any class of Common Stock or in rights, options, warrants or other securities convertible into or


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                                       5

      exchangeable or exercisable for shares of Common Stock shall be declared with respect to the Common Stock, the dividend or other distribution payable to holders of Class A Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be, and the dividend or other distribution payable to holders of Class B Common Stock shall be payable in shares of Class A Common Stock or in rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class of Common Stock.

           (2) Except as may be designated by the Board of Directors with respect to any Preferred Stock issued by the Corporation, the voting power of the Corporation shall be exclusively vested in the Common Stock.

           (3) Holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or series of capital stock or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or series of capital stock or any other securities now or hereafter authorized and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock, or any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.

           (4) The shares of Preferred Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

           (5) The powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions with respect to Class A Common Stock and Class B Common Stock shall be in all respects identical,

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                                       6

      except as otherwise required by law or expressly provided in this Certificate of Incorporation.

           (6) With respect to all matters upon which holders of Common Stock are entitled to vote or to which holders of Common Stock are entitled to give consent, except as may be provided in this Certificate of Incorporation or by applicable law, every holder of Class A Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any outstanding Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

           E. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of any series of Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests and shares of Class B Common Stock shall rank pari passu with shares of Class A Common Stock as to such distribution. For purposes of this paragraph E of Article FOURTH, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all the assets of the Corporation or a consolidation, merger or other restructuring of the corporation with or into one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation, merger or other restructuring) shall not be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

           F. (1) Each share of Class B Common Stock is convertible while held by the Original Class B Holder (as defined below), at the option of the holder thereof and in the manner described below, into one share of Class A Common Stock, subject to adjustment as provided in paragraph F(1)(b) of this Article FOURTH and subject to the conditions and limitations described below:

           (a) In order to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock pursuant to this paragraph F(l) of Article FOURTH, the

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                                       7

      holder thereof shall deliver to the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) (the "Office of the Corporation") (I) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and, if required by paragraph F(9) of this Article FOURTH, by any required tax transfer stamps and (II) written notice (the "Conversion Notice") to the Corporation that such holder elects to convert such shares of Class B Common Stock into shares of Class A Common Stock and stating the name and address in which each certificate representing shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Office of the Corporation of the certificate representing the shares to be converted together with the Conversion Notice, and the person exercising such voluntary conversion shall be treated for all purposes as the holder of the number of shares of Class A Common Stock issuable upon such voluntary conversion at such time; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holder shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such voluntary conversion and unpaid as of the time of such voluntary conversion. Following a voluntary conversion, the Corporation shall promptly issue and deliver, or cause to be issued and delivered, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificate has been converted at the address set forth in the Conversion Notice.

           (b) If there occurs any capital reorganization or any reclassification of the capital stock of the Corporation (other than a reclassification, subdivision or combination described in paragraph D(l) of this Article FOURTH or pursuant to a merger, consolidation or other restructuring referred to in paragraph G of this Article FOURTH), each share of Class B Common Stock shall thereafter be convertible into, in lieu of one share of Class A Common Stock, the same kind and amount of securities or other assets, or both, that were issuable or distributable to the holders of shares of outstanding Class A Common Stock upon such reorganization or reclassification with respect to that number of shares of Class A Common Stock into which such share of Class B Common Stock would have been converted had such share of Class B Common Stock been converted into Class A Common Stock immediately prior to such reorganization or reclassification.

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           The "Original Class B Holder" shall mean AT&T Corp., a New York corporation (including any successor thereof) or any one or more persons or entities, other than the Corporation, in which AT&T Corp. beneficially owns, directly or indirectly, 50 percent or more of the outstanding voting stock, voting power or similar voting interests ("AT&T Parties").

           (2) Except as otherwise provided in this paragraph F(2) of Article FOURTH, upon the sale or other transfer (whether by merger, operation of law or otherwise) by a stockholder of the Corporation of shares of Class B Common Stock such that any person or persons, other than the Original Class B Holder, shall have beneficial ownership thereof, including pursuant to any private placement or public sale of such shares (including a public offering registered under the Securities Act of 1933, as amended, and/or a sale pursuant to Rule 144 or Rule 144A under the Securities Act of 1933, as amended, or any similar rule then in force), such shares shall automatically convert into an equal number of shares of Class A Common Stock without any further action on the part of the Corporation or any other person, and the certificates representing such shares of Class B Common Stock shall thereafter be deemed to represent shares of Class A Common Stock. For purposes of this paragraph F of Article FOURTH, (I) "beneficial ownership" shall mean control, directly or indirectly, through record ownership or any contract, arrangement, understanding, relationship or otherwise, of the voting power (which includes the power to vote or to direct the voting of such shares, except where such power arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation) of such Class B Common Stock, (II) a "person" shall mean a corporation, trust, limited liability company, association, partnership, joint venture, organization, business, individual, government (or subdivision thereof), governmental agency or other legal entity and (III) the term "transfer" shall not include a bona fide unforeclosed pledge.

       Immediately upon any automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, the rights of the holders of such converted shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, subject to paragraph F(6) of this Article FOURTH, such holders shall be entitled to receive, when paid, any dividends or other distributions declared on Class B Common Stock with a record date preceding the time of such automatic conversion and unpaid as of the time of such automatic conversion.

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           As promptly as practicable on or after the date of any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article FOURTH, upon the delivery to the Corporation of a certificate formerly representing shares of Class B Common Stock, the Corporation shall issue and deliver or cause to be delivered, to or upon the written order of the holder of the surrendered certificate formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common stock into which the shares of Class B Common Stock formerly represented by such certificate have been converted in accordance herewith.

           (3) Holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of paragraph F(4) of this Article FOURTH, and under no other circumstances, or
(B) convert any or all of such shares into shares of Class A Common Stock, as provided in paragraph F(1) of this Article FOURTH, for the purpose of effecting the sale or disposition of such shares of Class A Common Stock to any person. No person other than the Original Class B Holder (including any transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in paragraph F(4) of this Article FOURTH), shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for such person's own benefit the special rights and powers of a holder of shares of Class B Common Stock.

           (4) Shares of Class B Common Stock shall be transferred on the books of the Corporation, and a new certificate or certificates issued therefor, upon presentation for transfer at the Office of the Corporation of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by an affidavit from AT&T Corp. stating that such certificate is being presented to effect a transfer by one AT&T Party of such shares to another AT&T Party.

           Each affidavit of AT&T Corp. furnished pursuant to paragraph F(4) of this Article FOURTH shall be verified by an officer of AT&T Corp. as of a date not earlier than five days prior to the date of delivery thereof.

           If a holder of shares of Class B Common Stock shall present a certificate for such shares, endorsed by said holder for transfer or accompanied by an instrument of

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transfer signed by said holder, to a person who receives such shares in connection with a transfer which does not meet the qualifications set forth in paragraph F(4) of this Article FOURTH, then such shares shall automatically convert into an equal number of shares of Class A Common Stock in accordance with paragraph F(2) of this Article FOURTH.

           If the Board of Directors (or any committee of the Board of Directors or officer of the Corporation, designated for such purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of paragraph F(4) of this Article FOURTH, or shall determine that a person is enjoying for such person's own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. A bona fide unforeclosed pledge of shares of Class B Common Stock shall not be deemed to violate such provisions; PROVIDED that such shares shall not be voted by or registered in the name of the pledgee.

           (5) Each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

           "The shares of Class B Common Stock represented by this certificate may not be transferred to any person in connection with a transfer that does not meet the qualifications set forth in paragraph F(4) of Article FOURTH of the Restated Certificate of Incorporation, as amended, of this corporation. Any person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by paragraph F(4) of Article FOURTH is not entitled to own or to be registered as the holder of such shares of Class B Common Stock, and such shares of Class B Common Stock shall automatically convert into an equal number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

           (6) If (I) any dividend or other distribution has been declared with respect to shares of Class B Common Stock which will be converted into shares of Class A Common Stock pursuant to the provisions of this paragraph F of Article FOURTH, (II) the record date or payment date therefor will be subsequent to such conversion and (III) such dividend or other distribution was declared prior to such conversion, then such dividend or other distribution shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into which such shares of

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Class B Common Stock shall have been converted (without duplication), and any such dividend or other distribution which shall have been declared on such shares payable in shares of Class B Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, shall be deemed to have been declared, and shall be payable, in corresponding shares of Class A Common Stock or rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock, as the case may be.

           (7) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, as determined by the Board of Directors, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

           The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock and its issued Class A Common Stock held in its treasury, solely for the purpose of effecting any conversion of Class B Common Stock pursuant to this Article FOURTH, the full number of shares of Class A Common Stock then issuable or deliverable upon any such conversion of all of the then outstanding shares of Class B Common Stock. All shares of Class A Common Stock issued upon any conversion of Class B Common Stock pursuant to this Article FOURTH shall be duly and validly issued, fully paid and nonassessable. The Corporation shall take all such actions as it deems necessary or appropriate to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Class A Common Stock may be listed.

           (8) In connection with any transfer or conversion of any capital stock of the Corporation pursuant to or as permitted by the provisions of this paragraph F of Article FOURTH, or in connection with the making of any determination referred to in this paragraph F of Article FOURTH:

           (a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that

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      there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts indicating that such conversion was in violation of paragraph F(4) of this Article FOURTH, in either of which events the Corporation shall (i) make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and (II) have a reasonable time to complete such investigation; and

           (b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted to be taken in good faith.

           (9) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock upon any conversion of shares of Class B Common Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of the shares of Class B Common Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

           G. In the event of a merger, consolidation or other restructuring of the Corporation with or into one or more entities (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration.

           H. The Corporation shall not be entitled to issue additional shares of Class B Common Stock, or issue rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of Class B Common Stock, except that the Corporation may make an offer to all holders of Common Stock of rights to purchase additional shares of the class of Common Stock already held by such holders; provided, however, that the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to purchase the same number of additional shares or rights, options, warrants or other securities convertible into or exchangeable or exercisable for additional shares, and on the same terms as the holders of each share of such other class of capital stock. Class A Common Stock and Class B Common Stock will be treated equally with respect to any offer made by the Corporation to all of the holders of

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                                       13

Common Stock of rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any other capital stock of the Corporation.

                                  ARTICLE FIFTH

                               Board of Directors

           A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be fixed at nine.

           B. Unless and except to the extent that the Bylaws so require, the election of directors of the Corporation need not be by written ballot.

           C. A stockholder may raise business or make nominations for the election of directors at a stockholders' meeting only by complying with all of the provisions of the By-laws specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (I) the submission of proposals to be considered at any meeting of stockholders or (II) nominations for the election of directors to be held at any such meeting.

                                  ARTICLE SIXTH

                                   Amendments

           A. The Corporation reserves the right to adopt, repeal, alter or amend any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights, preferences and privileges conferred on stockholders, directors, officers, employees, agents and other persons in this Certificate of Incorporation, if any, are granted subject to this reservation.

           B. Except where the Board of Directors is permitted by law or by this Certificate of Incorporation to act without any action by the stockholders and except as otherwise provided by law or as otherwise provided in this Certificate of Incorporation, and subject to any voting rights granted to holders of any outstanding shares of Preferred Stock, provisions of this Certificate of Incorporation shall not be adopted, repealed,

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                                       14

altered or amended, in whole or in part, without the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the relative powers, preferences or participating, optional or other special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to be voted by the holders of all of the shares so adversely affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the affirmative vote of a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting as a single class, as hereinbefore provided. Any increase or decrease (but not below the number of shares thereof then outstanding ox reserved for issuance upon conversion of the Class B Common Stock or any series of Preferred Stock) in the authorized number of shares of any class or classes of capital stock of the corporation or creation, authorization or issuance of any rights, options, warrants or other securities convertible into or exchangeable or exercisable for shares of any such class or classes of capital stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.

                                 ARTICLE SEVENTH

                        Limitation on Director Liability

           A. To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director.

           B. The rights and authority conferred in this Article EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

           C. Neither the amendment, alteration or repeal of this Article EIGHTH, nor the adoption of any provision inconsistent with this Article EIGHTH, shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, alteration or repeal with respect to acts or omissions occurring prior to such amendment, alteration, repeal or adoption.

                                 ARTICLE EIGHTH

                 Amendments to By-laws by the Board of Directors

           In furtherance of, and not in limitation of, the powers conferred by law, and subject to the provisions of the By-laws relating to amendments thereto, the Board of Directors is expressly authorized and empowered to:

           (1) adopt any By-laws a majority of the entire Board of Directors may deem necessary or desirable in connection with the conduct of the affairs of the Corporation, including provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which advance notice shall be given of and any other procedures regarding (I) the submission of proposals to be considered at any such meeting or (II) nominations for the election of directors to be held at any such meeting; and

           (2) repeal, alter or amend the By-laws by the affirmative vote of a majority of the entire Board of Directors.

                            Exhibit C-2 to Agreement
                               and Plan of Merger

================================================================================

                                    KIRI INC.


                      AMENDMENT AND RESTATEMENT OF BY-LAWS


                          As Adopted on _______________


================================================================================

                                    KIRI INC.

                      AMENDMENT AND RESTATEMENT OF BY-LAWS

                                TABLE OF CONTENTS


SECTION                                                                                               PAGE
ARTICLE I STOCKHOLDERS...................................................................................1
         Section 1.01.  ANNUAL MEETINGS..................................................................1
         Section 1.02.  SPECIAL MEETINGS.................................................................1
         Section 1.03.  NOTICE OF MEETINGS; WAIVER.......................................................1
         Section 1.04.  QUORUM...........................................................................2
         Section 1.05.  VOTING...........................................................................2
         Section 1.06.  VOTING BY BALLOT.................................................................3
         Section 1.07.  ADJOURNMENT......................................................................3
         Section 1.08.  PROXIES..........................................................................3
         Section 1.09.  ORGANIZATION; PROCEDURE..........................................................4
         Section 1.10.  SHAREHOLDER ACTION...............................................................4

ARTICLE II BOARD OF DIRECTORS............................................................................4
         Section 2.01.  GENERAL POWERS...................................................................4
         Section 2.02.  NUMBER AND TERM OF OFFICE........................................................4
         Section 2.03.  ELECTION OF DIRECTORS; CHAIR.....................................................5
         Section 2.04.  ANNUAL AND REGULAR MEETINGS......................................................5
         Section 2.05.  SPECIAL MEETINGS; NOTICE.........................................................5
         Section 2.06.  QUORUM; VOTING...................................................................5
         Section 2.07.  ADJOURNMENT......................................................................6
         Section 2.08.  ACTION WITHOUT A MEETING.........................................................6
         Section 2.09.  REGULATIONS; MANNER OF ACTING....................................................6
         Section 2.10.  ACTION BY TELEPHONIC COMMUNICATIONS..............................................6
         Section 2.11.  RESIGNATIONS.....................................................................6
         Section 2.12.  REMOVAL OF DIRECTORS.............................................................6
         Section 2.13.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS........................................7
         Section 2.14.  COMPENSATION.....................................................................7
         Section 2.15.  RELIANCE ON ACCOUNTS AND REPORTS, ETC............................................7


                                       ii
ARTICLE III COMMITTEES...................................................................................7
         Section 3.01.  HOW CONSTITUTED..................................................................7
         Section 3.02.  POWERS...........................................................................8
         Section 3.03.  PROCEEDINGS......................................................................8
         Section 3.04.  QUORUM AND MANNER OF ACTING......................................................9
         Section 3.05.  ACTION BY TELEPHONIC COMMUNICATIONS..............................................9
         Section 3.06.  ABSENT OR DISQUALIFIED MEMBERS...................................................9
         Section 3.07.  RESIGNATIONS.....................................................................9
         Section 3.08.  REMOVAL..........................................................................9
         Section 3.09.  VACANCIES........................................................................9

ARTICLE IV OFFICERS.....................................................................................10
         Section 4.01.  NUMBER..........................................................................10
         Section 4.02.  ELECTION........................................................................10
         Section 4.03.  SALARIES........................................................................10
         Section 4.04.  REMOVAL AND RESIGNATION; VACANCIES..............................................10
         Section 4.05.  AUTHORITY AND DUTIES OF OFFICERS................................................10
         Section 4.06.  THE PRESIDENT...................................................................10
         Section 4.07.  THE SECRETARY...................................................................11
         Section 4.08.  THE TREASURER...................................................................12
         Section 4.09.  ADDITIONAL OFFICERS.............................................................13
         Section 4.10.  SECURITY........................................................................13

ARTICLE V CAPITAL STOCK.................................................................................13
         Section 5.01.  CERTIFICATES OF STOCK, UNCERTIFICATED SHARES....................................13
         Section 5.02.  SIGNATURES; FACSIMILE...........................................................14
         Section 5.03.  LOST, STOLEN OR DESTROYED CERTIFICATES..........................................14
         Section 5.04.  TRANSFER OF STOCK...............................................................14
         Section 5.05.  RECORD DATE.....................................................................14
         Section 5.06.  REGISTERED STOCKHOLDERS.........................................................15
         Section 5.07.  TRANSFER AGENT AND REGISTRAR....................................................15

ARTICLE VII NDEMNIFICATION..............................................................................16
         Section 6.01.  NATURE OF INDEMNITY.............................................................16
         Section 6.02.  SUCCESSFUL DEFENSE..............................................................17
         Section 6.03.  DETERMINATION THAT INDEMNIFICATION IS PROPER....................................17
         Section 6.04.  ADVANCE PAYMENT OF EXPENSES.....................................................17
         Section 6.05.  PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................18
         Section 6.06.  SURVIVAL; PRESERVATION OF OTHER RIGHTS..........................................18


                                      iii
         Section 6.07.  INSURANCE.......................................................................19
         Section 6.08.  SEVERABILITY....................................................................19

ARTICLE VII OFFICES.....................................................................................19
         Section 7.01.  REGISTERED OFFICE...............................................................19
         Section 7.02.  OTHER OFFICES...................................................................19

ARTICLE VIII GENERAL PROVISIONS.........................................................................20
         Section 8.01.  DIVIDENDS.......................................................................20
         Section 8.02.  RESERVES........................................................................20
         Section 8.03.  EXECUTION OF INSTRUMENTS........................................................20
         Section 8.04.  CORPORATE INDEBTEDNESS..........................................................20
         Section 8.05.  DEPOSITS........................................................................21
         Section 8.06.  CHECKS..........................................................................21
         Section 8.07.  SALE, TRANSFER, ETC. OF SECURITIES..............................................21
         Section 8.08.  VOTING AS STOCKHOLDER...........................................................21
         Section 8.09.  FISCAL YEAR.....................................................................22
         Section 8.10.  SEAL............................................................................22
         Section 8.11.  BOOKS AND RECORDS; INSPECTION...................................................22
         Section 9.02.  AFFILIATED PARTY TRANSACTIONS...................................................22

ARTICLE X AMENDMENT OF BY-LAWS..........................................................................23
         Section 10.01.  AMENDMENT......................................................................23

ARTICLE XI CONSTRUCTION.................................................................................24
         Section 11.01.  CONSTRUCTION...................................................................24


                                                                       Kiri Inc.


                                    KIRI INC.

                                     BY-LAWS

                           As adopted on [______ __, __]

                                    ARTICLE I

                                  STOCKHOLDERS

                  Section I.1. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or outside the State of Delaware, and at 9:00 a.m. local time on the fifteenth of May (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

                  Section I.2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within twenty days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or outside the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof.

                  Section I.3. NOTICE OF MEETINGS; WAIVER. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he


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                                                                       Kiri Inc.

or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. Such further notice shall be given as may be required by law.

                  No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  Section I.4. QUORUM. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. For purposes of calculating pursuant to this Section 1.04 the number of shares entitled to vote at a meeting of stockholders, each share of Class A Common Stock and Class B Common Stock shall be counted equally.

                  Section I.5. VOTING. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, (A) every holder of record of a share of Class A Common Stock entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share outstanding in his or her name on the books of the Corporation at the close of business on such record date and (B) every holder of record of a share of Class B Common Stock entitled to vote at a meeting of stockholders shall be entitled to ten votes for each such share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then (X) every holder of record of a share of Class A Common Stock entitled to vote at a meeting of stockholders shall be entitled to one vote for each such share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (Y) every holder of record of a share of Class B Common Stock entitled to vote at a meeting of stockholders shall be entitled to ten votes for each such share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation or by these By-Laws, a

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                                                                       Kiri Inc.

majority of the votes of shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

                  Section I.6. VOTING BY BALLOT. No vote of the stockholders need be taken by written ballot unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

                  Section I.7. ADJOURNMENT. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of
Section 1.03 of these By-Laws, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

                  Section I.8. PROXIES. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other

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                                                                       Kiri Inc.

reproduction shall be a complete reproduction of the entire original writing or transmission.

                  Section I.9. ORGANIZATION; PROCEDURE. At every meeting of stockholders the presiding officer shall be the President or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

                  Section I.10. SHAREHOLDER ACTION. Any action required or permitted to be taken under law by the stockholders of the Corporation shall be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                  Section II.1. GENERAL POWERS. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

                  Section II.2. NUMBER AND TERM OF OFFICE. The number of Directors constituting the entire Board of Directors shall be nine. The total number of Directors constituting the entire Board of Directors shall include three Disinterested Directors, which number may be modified from time to time by resolution of the Board of Directors (which resolution shall have been approved by (i) all of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be four or less, or (ii) not less than 80% of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be more than four), but in no event shall the number of Disinterested Directors be less than one. "Disinterested Directors" shall mean the directors of the Corporation who are not officers or employees of either AT&T Corp., a New York corporation ("AT&T") or any of its affiliates or the Corporation, or directors of AT&T or any of its affiliates. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation

                                                                       Kiri Inc.

or removal. "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934.

                  Section II.3. ELECTION OF DIRECTORS; CHAIR. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election.

                  Section II.4. ANNUAL AND REGULAR MEETINGS. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or outside the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

                  Section II.5. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by (i) the President or, in the event of his or her absence or disability, by any Vice President, or (ii) any three Directors, at such place (within or outside the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on twenty-four hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

                                                                       Kiri Inc.

                  Section II.6. QUORUM; VOTING. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the entire Board of Directors shall be required for an act of the Board of Directors.

                  Section II.7. ADJOURNMENT. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-Laws shall be given to each Director.

                  Section II.8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  Section II.9. REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

                  Section II.10. ACTION BY TELEPHONIC COMMUNICATIONS. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section II.11. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section II.12. REMOVAL OF DIRECTORS. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any such

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                                                                       Kiri Inc.

removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws.

                  Section II.13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders.

                  Section II.14. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

                  Section II.15. RELIANCE ON ACCOUNTS AND REPORTS, ETC. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE III

                                   COMMITTEES

                  Section III.1. HOW CONSTITUTED. The Board of Directors may designate one or more Committees, including an Audit Committee, Nominating Committee, and Compensation Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such


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                                                                       Kiri Inc.

Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

                  Section III.2. POWERS. Each such Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. No Committee shall have the power or authority:

                  (a) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

                  (b)  to adopt an agreement of merger or consolidation;

                  (c) to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                  (d) to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; and

                  (e) to amend the By-Laws of the Corporation.

Any Committee may be granted by the Board of Directors the power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

                  Section III.3. PROCEEDINGS. Each such Committee may fix its own rules of procedure and may meet at such place (within or outside the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the

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                                                                       Kiri Inc.

Board of Directors at the meeting of the Board of Directors next following any such proceedings.

                  Section III.4. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

                  Section III.5. ACTION BY TELEPHONIC COMMUNICATIONS. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                  Section III.6. ABSENT OR DISQUALIFIED MEMBERS. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                  Section III.7. RESIGNATIONS. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section III.8. REMOVAL. Any member (and any alternate member) of any Committee may be removed from his or her position as a member (or alternate member, as the case may be) of such Committee at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

                  Section III.9. VACANCIES. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining


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members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

                  Section IV.1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

                  Section IV.2. ELECTION. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

                  Section IV.3. SALARIES. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  Section IV.4. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

                  Section IV.5. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

                  Section IV.6. THE PRESIDENT. The President shall preside at all meetings of the stockholders at which he or she is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of

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the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

                  Section IV.7. THE SECRETARY. The Secretary shall have the following powers and duties:

                  (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

                  (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

                  (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

                  (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

                  (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

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                  (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

                  (g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

                  (h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

                  Section IV.8. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

                  (a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

                  (b) He or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with
         Section 8.05 of these By-Laws.

                  (c) He or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

                  (d) He or she shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

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                                       13

                  (e) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

                  (f) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

                  (g) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, or the President.

                  Section IV.9. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

                  Section IV.10. SECURITY. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

                  Section V.1. CERTIFICATES OF STOCK, UNCERTIFICATED SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon


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                                       14

request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

                  Section V.2. SIGNATURES; FACSIMILE. All of such signatures on the certificate referred to in Section 5.01 of these By-Laws may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  Section V.3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                  Section V.4. TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

                  Section V.5. RECORD DATE. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede

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                                       15

the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section V.6. REGISTERED STOCKHOLDERS. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

                  Section V.7. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

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                                       16

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section VI.1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor
(1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner

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                                       17

which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section VI.2. SUCCESSFUL DEFENSE. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section VI.3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a present or former director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  Section VI.4. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a present director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Corporation, or in respect of a present director or officer the Board of Directors, may authorize the Corporation's counsel to represent such present or former director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

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                                       18

                  Section VI.5. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director, officer, employee or agent of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of costs, charges and expenses to such person under Section 6.04 of these By-Laws, shall be made promptly, and in any event within thirty days, upon the written request of such person. If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section VI.6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

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                                       19

                  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section VI.7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, PROVIDED that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

                  Section VI.8. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

                                     OFFICES

                  Section VII.1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

                  Section VII.2. OTHER OFFICES. The Corporation may maintain offices or places of business at such other locations within or outside the State of Delaware as the

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                                       20

Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section VIII.1. DIVIDENDS. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.

                  A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  Section VIII.2. RESERVES. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

                  Section VIII.3. EXECUTION OF INSTRUMENTS. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

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                                       21

                  Section VIII.4. CORPORATE INDEBTEDNESS. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

                  Section VIII.5. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

                  Section VIII.6. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

                  Section VIII.7. SALE, TRANSFER, ETC. OF SECURITIES. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

                  Section VIII.8. VOTING AS STOCKHOLDER. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of

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Directors may by resolution from time to time confer such power and authority upon any other person or persons.

                  Section VIII.9. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on December 31.

                  Section VIII.10. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

                  Section VIII.11. BOOKS AND RECORDS; INSPECTION. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or outside the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              CERTAIN TRANSACTIONS

                  Section IX.1. GENERAL. The provisions of this Article IX are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the provisions of the Certificate of Incorporation of the Corporation. Any contract or business relation which does not comply with procedures set forth in this Article IX shall not by reason thereof be deemed void or voidable or to result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or to result in the derivation of any improper personal benefit, but shall be governed by the remaining provisions of the Certificate of Incorporation of the Corporation, these Bylaws, the Delaware General Corporation Law and other applicable law.

                  Section IX.2. AFFILIATED PARTY TRANSACTIONS. No contract, agreement, arrangement or transaction between AT&T or its affiliates (other than the Corporation and any controlled affiliate thereof) (an "AT&T ENTITY") and the Corporation, including amendments, modifications or terminations thereof, shall be void or voidable solely because any directors or officers of an AT&T Entity are present at or participate in the

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                                                                       Kiri Inc.

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meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each a "TRANSACTION") or solely because his or their votes are counted for such purpose, PROVIDED that:

                  (a) the material facts as to the Transaction are disclosed or known to the Board of Directors of the Corporation or any relevant committee thereof, the Board of Directors or such committee approves it and such approval includes a majority of the Disinterested Directors of the Corporation;

                  (b) the Transaction is approved by a majority of the outstanding shares of the Corporation entitled to vote thereon not owned by an AT&T Entity, voting together as a single class;

                  (c) the Transaction is effected in accordance with arrangements, standards or guidelines that were approved as set forth in (a) or
(b) above; or

                  (d) the transaction is fair to the Corporation at the time it is entered into.

Directors of the Corporation who are not Disinterested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof that authorizes or approves any such Transaction or any such guidelines. Shares of the Corporation owned by an AT&T Entity may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such guidelines. No vote cast or other action taken by any person who is an officer, director or other representative of AT&T, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, AT&T for the purpose of any such Transaction.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

                  Section X.1. AMENDMENT. These By-Laws may be amended, altered or repealed:

                  (a) by resolution adopted by a majority of the entire Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting (provided that any such resolution amending


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                                                                       Kiri Inc.

                                       24

         Section 2.02 or Article IX of these By-laws shall have been approved by
         (i) all of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be four or less, or (ii) not less than 80% of the Disinterested Directors, if the total number of Disinterested Directors then in office shall be more than four); or

                  (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting ( provided that any such resolution amending Section 2.02 or Article IX of these By-laws shall have been approved by a majority of the votes attaching to the outstanding shares of Class A Common Stock, voting as a class).

                                   ARTICLE XI

                                  CONSTRUCTION

                  Section XI.1. CONSTRUCTION. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.